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The following is a transcript of a conference call held on Tuesday, September 19, 2017.

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

C O R P O R A T E     P A R T I C I P A N T S

Jeff A. Zadoks Post Holdings, Inc. - Senior VP & CFO

Robert V. Vitale Post Holdings, Inc. - CEO, President & Director

C O N F E R E N C E     C A L L     P A R T I C I P A N T S

Andrew Lazar Barclays PLC, Research Division - MD and Senior Research Analyst

Brett Michael Hundley The Vertical Trading Group, LLC, Research Division - Research Analyst

Christopher Robert Growe Stifel, Nicolaus & Company, Incorporated, Research Division - MD and Analyst

John Joseph Baumgartner Wells Fargo Securities, LLC, Research Division - VP and Senior Analyst

Kenneth Bryan Zaslow BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Timothy Scott Ramey Pivotal Research Group LLC - Co-Head of Consumer Research and Senior Analyst of Food, Beverage, and Nutrition

William Bates Chappell SunTrust Robinson Humphrey, Inc., Research Division - MD

P R E S E N T A T I O N

Operator

Welcome to Post Holdings’ conference call and webcast to discuss the acquisition of Bob Evans. Hosting the call today from Post is Rob Vitale, President and Chief Executive Officer; and Jeff Zadoks, Chief Financial Officer.

Today’s call is been recorded and will be available for replay beginning at 11:30 a.m. Eastern Time. The dial-in number is (800) 585-8367 and the passcode is 87596030.

(Operator Instructions) It is now my pleasure to turn the floor to Jeff Zadoks of Post Holdings for introduction. Please go ahead, sir.

Jeff A. Zadoks - Post Holdings, Inc. - Senior VP & CFO

Thank you for joining us on today’s conference call to discuss Post’s announcement of our acquisition of Bob Evans Farms. We will begin the call with a brief presentation and afterwards we will have a question-and-answer session. The press release and slides that support today’s presentation are posted on Post and Bob Evans websites in both the Investor Relations and SEC filings sections at postholdings.com and investors.bobevans.com.

In addition, the release and slides are available on the SEC’s website. Before we continue, please note this call will contain forward-looking statements, particularly the expected timing of the completion of the acquisition of Bob Evans, the expected funding sources of the acquisition and the expected financial contribution of the acquired business. These forward-looking statements are subject to risks and uncertainties outlined in our SEC filings that should be carefully considered by investors as actual results could differ materially from these statements.

These forward-looking statements are current as of the date of this call and management undertakes no obligation to update these statements. This call is been recorded and an audio replay will be available on Post and Bob Evans websites. This call will discuss certain non-GAAP measures. For information — more information on these non-GAAP measures, see the details in our press release. With that, I will turn the call over to Bob.

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Thanks, Jeff. As Jeff mentioned, today we are pleased to announce that Post has entered into an agreement to acquire Bob Evans Farms. This is an exciting event for Post, for Bob Evans, and we hope for all of our employees, customers and consumers. Bob Evans combines growth at a reasonable price, with synergistic potential and opens options for Post to pursue store perimeter opportunities.

Skipping the 7 pages of disclaimers, I’m going to start with Slide 8 of the deck. Starting with the transaction summary. Post will acquire Bob Evans for $77 per share, which represents an equity value of approximately $1.5 billion. Following the sale of its restaurant business earlier this year, Bob Evans became a pure-play food company, with strong brands across refrigerated sides, breakfast sausage and frozen foods. By leveraging the heat and eat phenomenon, Bob Evans refrigerated side dish business has seen great growth in recent years with a 5-year volume CAGR of 14%. We see further organic growth opportunities through expanded distribution and innovation. In addition to growth accretion, we see substantial value creation with Bob Evans through synergy realization. The purchase price represents an adjusted EBITDA multiple of 15.4x and a synergized multiple of 12.5x. The acquisition is expected to be accretive to our top line growth, adjusted EBITDA margins and free cash flow profile. It also opens up store perimeter M&A opportunities.

I’m pleased to announce that Mike Townsley, Bob Evans’ President and CEO, will continue to lead Bob Evans within Post. I will walk through our anticipated reorganization later in this presentation.

Our cash on hand and capacity under our revolving credit facility are sufficient to complete the acquisition. Our pro forma leverage ratio will be approximately 6x upon closing of the acquisition. We expect to return to our long-term leverage target of 5x within 24 months of closing. We anticipate closing the acquisition in the first calendar quarter of 2018 or second quarter of fiscal year 2018.

Slide 9 provides an overview of the Bob Evans business. It has an attractive product portfolio of its managed refrigerated side dishes, breakfast sausage and frozen food products, and includes Bob Evans brand as well as Owens, Pineland Farms and Country Creek. Side dishes represent approximately 66% of volume, with sausage at 22%, frozen at 5% and all other at 7%. The products have a strong distribution presence with Bob Evans products sold in all 50 states. Growth of Bob Evans refrigerated side dish products has outpaced both the industry and competition in recent years. Retail represents 66% of volume with foodservice at 34%. The foodservice business is attractive with meaningful growth opportunities, but foodservice operators seek time and cost-saving solutions. With its recent acquisition of Pineland Farms, Bob Evans has considerable capacity to support growth in the medium term.

Slide 10 provides greater detail on Bob Evans’ leading growth in the sides category. The products are primarily focused on the perimeter of the store, which is vastly outpacing center of the store. The velocity of Bob Evans side dish products is nearly 3x the next closest branded competitor, and its products have the highest repeat rate amongst competition. I should highlight that Simply is a Michael Foods brand.

Moving to Slide 11. We believe there is compelling strategic rationale behind this acquisition. First, Bob Evans is highly complementary to our existing refrigerated retail and foodservice business within Michael Foods, both of our Retail and Foodservice businesses will benefit from a strengthened position. Bob Evans’ portfolio is aligned with key themes in food, both heat and eat and convenience. It increases our exposure to the attractive high-growth perimeter of the store, which is on trend with consumer secular trends. We anticipate Bob Evans will form the foundation of our refrigerated retail platform, and we see further growth opportunities and expansion across the perimeter of the store. It expands our branded portfolio mix and provides us with strong brands.

Bob Evans’ growth has outpaced the category and the competition, and we see extensive long-term growth opportunities. And Bob Evans has the infrastructure in place to support this growth.

This acquisition will allow us to separate our refrigerated portfolio to focus on distinct opportunities in both retail and foodservice.

Slide 12 includes more detail on the separation and our anticipated reorganization. Upon closing of the acquisition of Bob Evans, we expect to operate 2 businesses, Refrigerated Retail and Commercial Foodservice. Mike Townsley will lead the Refrigerated Retail business, which will include Bob Evans as well as the existing Michael Foods retail, egg, potato and cheese business. Jim Dwyer will continue in his current role managing the

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

Commercial Foodservice egg, potato, and pasta businesses, which will now also include the Bob Evans Foodservice business. We believe this organizational structure will facilitate growth and synergy realization and allow each business to focus on their respective strength and capabilities.

Turning to financial rationale on Slide 13. We expect Bob Evans to be immediately accretive to our top line growth, margins and free cash flow. I will walk through the free cash flow metrics in an upcoming slide. This acquisition creates a cost synergy opportunity of approximately $25 million, which we expect to realize by the third full fiscal year following the closing of the acquisition.

Synergies are expected to result from benefits of scale, shared administrative services and infrastructure optimization. While not included in our estimates, we also see cross-sell opportunities across each other’s customer and channel basis. And Bob Evans affords this additional growth opportunities through driving household penetration.

Finally, we believe the purchase price of Bob Evans is at an attractive multiple, given its high growth rate, cash flow characteristics and synergy potential.

Slide 14 shows the sources of the synergy potential. First, synergies will result from elimination of duplicate public company costs. We believe there are meaningful cost synergy opportunities through leveraging each other’s manufacturing and supply chains where we overlap, as well as combining our procurement purchases. Additional opportunities include eliminating redundant costs across support function capabilities. One-time costs to achieve synergies are expected to be approximately $25 million. We also see potential revenue synergies, including further expansion into the perimeter of the store categories as well as cross-selling across Michael Foods’ foodservice client base. And we believe we can drive distribution gains for the Bob Evans products through leveraging our retailer relationships.

We see further meaningful upside potential through increasing household penetration of refrigerated sides category. Last, we believe there are expanded opportunities for Bob Evans’ foodservice business.

There are a number of characteristics we value in a transaction, which Bob Evans meets. First, it’s a new growth platform for Post, providing us with exposure to attractive, growing on-trend categories. It has attractive adjusted EBITDA margins, which are expected to be immediately accretive to our overall margins. It is highly complementary and synergistic to us. And last, it is cash flow accretive for shareholders.

Slide 15 illustrates the cash flow contribution that we estimate will result from this acquisition. First, assuming adjusted EBITDA of $107 million for Bob Evans, an achievement of $25 million in cost synergies, we estimate the acquisition will generate incremental adjusted EBITDA of approximately $132 million. After considering the net impact of low ongoing capital requirements and incremental interest expense, we expect to convert approximately 31% of incremental Bob Evans’ EBITDA to free cash flow.

To summarize on Slide 16, we’re very excited about this acquisition. It is highly strategic and highly complementary to our portfolio. It will form the foundation of our refrigerated retail platform with further expansion opportunities. It offers meaningful cost and revenue synergy opportunities. The valuation for this high-growth business is attractive, as we’re paying 12.5x EBITDA on a synergized basis. It’s immediately accretive to our top line growth, margins and free cash flow.

Finally, as we announced in our press release this morning, Post is continuing to deliver on its current year earnings expectations. At this point, I’ll turn the call back over to the operator for questions.

Q U E S T I O N S    A N D    A N S W E R S

Operator

(Operator Instructions) Your first question comes from the line of Andrew Lazar with Barclays.

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

Andrew Lazar - Barclays PLC, Research Division - MD and Senior Research Analyst

Just, I guess, two for me. First off, maybe, if you could just give us a little bit of color around the competitive dynamic environment in that sort of refrigerated side space. I mean, how fragmented is it? Obviously, Bob Evans has a pretty healthy market share position, but perhaps just — you talked about the CAGR and volume growth, but a little bit about what the pricing environment, maybe, has looked like over time. Is it pretty consistent and stable? Or is there a little bit more volatility to it?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Within the side category, it’s been consistent and stable, though competitors are, who you would expect Hormel, Kraft, Reser’s, ourselves, are some of the key competitors. Obviously, the — there’s interaction with non-refrigerated sides as the refrigerated sides continue to take share.

Andrew Lazar - Barclays PLC, Research Division - MD and Senior Research Analyst

The — if we think about the more — you talked about the 14% volume CAGR over the last 5 years or so. Has that level of growth — well, first of all, is that organic growth? Or does that include some acquisitions along the way?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

No. That’s organic.

Andrew Lazar - Barclays PLC, Research Division - MD and Senior Research Analyst

And then has that trend been relatively consistent, maybe, more recently? And — there’ll be, I guess, more recent trends. And I’m trying to get a sense of if there’s a real — it sounds like, there’s a distribution or ACV opportunity potential here around the refrigerated side space. I guess, what either held back Bob Evans from getting after that? And why can Post sort of take that to a different level?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

So I — the answer to your first question about consistency is yes. It’s been relatively consistent and that kind of was on the side dish. The sausage side of the business has a bit more volatility to it. The ACV is inconsistent across the country, with some areas of the country being very high at ACV, namely the kind of Industrial Midwest and Southeast. And as you go further West, the ACV tends to get lower. So we believe that as the business expands its focus that the ACV in the West will more closely approximate the ACV in the East. And I think the reason we believe we can be constructive is just because of our national footprint and scale, we can help with relationship management and individual regional retailers.

Andrew Lazar - Barclays PLC, Research Division - MD and Senior Research Analyst

Got it. And last thing would just be, if we think more broadly around the refrigerated perimeter space, I mean, this obviously gives you a lot of scale in that arena. Are there — again, you have to, obviously, get the leverage down a bit over time, but, I guess, what are other — if we think about other assets that are out there in that space, would it be sort of category adjacencies to refrigerated sides? Or maybe what are a few of the other large adjacencies where you think you could ultimately use this newfound scale to get into over time?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Well, in fairness, we’re here to talk about Bob, not the next one. We’ve just done two fairly sizable acquisitions. So as you say, we need to take some time, get these adjusted and then focus on the next one. But to give some color to the question, we tend to think about this with respect to supply chain rather than brands or specific products. So what can work well within the muscular supply chain we’re building around refrigerated retail. But in fairness, we’re to get this one adjusted and then develop more thoughts around what comes next.

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

Operator

Your next question comes from the line of Bill Chappell with SunTrust.

William Bates Chappell - SunTrust Robinson Humphrey, Inc., Research Division - MD

Rob, I — and I could be wrong on this, but I thought one of the things Bob Evans focused kind of going forward was to really push out on the potato side and less focus on the meat side. So didn’t know if that focus would change with you. Now that you have the foodservice business, I realized Michael’s is not that type of meat, but do you look to, maybe further out the whole portfolio and push that edge as well as potatoes? Or is this really more of a potato-focused acquisition?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

The answer is a little bit of yes and yes. It’s predominantly a potato-focused acquisition. We think that there’s tremendous momentum behind the refrigerated side dish sector and that we continue to be supportive of the momentum that Bob Evans has already created. However, I think with our combined foodservice strength that we can also be constructive in broadening the distribution of the Bob Evans’ sausage business and foodservice. As you probably know, the restaurant business was sold from Bob Evans earlier this year, and I think they had had some opportunities inhibited by the perception that they had a kind of a channel conflict being a restaurant operator. So we think that some of that will naturally open up and some of it will open up by virtue of us having broader scale.

William Bates Chappell - SunTrust Robinson Humphrey, Inc., Research Division - MD

Okay. And then, within the potato business, I thought there was something about — I think part of the reason for the Pineland acquisition was just capacity constraints. Are there any or is there — I mean, do you have too much capacity on potatoes with combination? Do you need to shut things down? Or do you actually have not quite enough for kind of the growth trajectory over the next few years?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

I would say that what this acquisition does is it delays the requirement for capital expansion. We by no means have too much when you look at our intermediate plans. But it pushes out a year or two the need to add capacity.

William Bates Chappell - SunTrust Robinson Humphrey, Inc., Research Division - MD

Okay. And then last one for me just on the $25 million synergies. Isn’t it safe to say there’s at least $10 million to $15 million of public company costs that would go away pretty quickly?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Not quite that much, but a significant number.

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

William Bates Chappell - SunTrust Robinson Humphrey, Inc., Research Division - MD

Okay.

Operator

Your next question comes from the line of Tim Ramey with Pivotal Research Group.

Timothy Scott Ramey - Pivotal Research Group LLC - Co-Head of Consumer Research and Senior Analyst of Food, Beverage, and Nutrition

Just a definitional question first, Rob, the 12.5 adjusted EBITDA multiple. Is that just on adjusted EBITDA as it is right now? Or does that include forward synergies?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

It includes the synergies.

Timothy Scott Ramey - Pivotal Research Group LLC - Co-Head of Consumer Research and Senior Analyst of Food, Beverage, and Nutrition

Okay. And if I’m not mistaken, the refrigerated potato side of Michael Foods Group has not been its best-performing side. And we know the cheese business hasn’t been a big deliverer of growth as well. Do you think this is — do you view this as sort of fixing issues that existed in MFG? Or is this just purely let’s throw more scale at this and be a better operator with scale?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

In some ways, I think this transaction illustrates what we talk about when we talk about embedded optionality, because we use that phrase a lot and I’m not sure we have really articulated in action. But when we bought Michael, what we saw was a tremendously valuable foodservice franchise and an interesting and growing retail business. With this transaction, what we do is take that interesting retail business and really turn it into a competitively advantaged refrigerated retail platform. And that option was created by the Michael acquisition and realized with the Bob acquisition. So I would say that — I think that word fix is too strong. What it does is it turns a subscale business within our portfolio into a category leader by using M&A and realizing the option that Michael provided. Did that answer your question?

Timothy Scott Ramey - Pivotal Research Group LLC - Co-Head of Consumer Research and Senior Analyst of Food, Beverage, and Nutrition

I think so. Does it specifically relate much to the cheese business? Or is that just — it’s going to be lumped in with refrigerated, but...

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

The latter. It has very little overlap with cheese.

Operator

Your next question comes from the line of John Baumgartner with Wells Fargo.

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

John Joseph Baumgartner - Wells Fargo Securities, LLC, Research Division - VP and Senior Analyst

Just to follow up on the regionality of the Bob Evans business. It looks like it really under-indexes on market share in Western U.S. pretty significantly. So I guess, what’s kept that market share down? How are you thinking about them to reinvest back into the business to address it?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Well, some of that is a historical question with the combination of restaurants and the packaged food business. It started as a Midwestern brand coming out of Ohio and the restaurant footprint grew from there. So some of it’s the marketing mix that at one time included the restaurants. We think that it will require some incremental investment in marketing, but that has been baked into their plan and they have been showing good growth in those markets, albeit off a smaller base. So we see the opportunity that you have highlighted and think it’s one that with our scale and reach we’ll be able to help them exploit faster.

John Joseph Baumgartner - Wells Fargo Securities, LLC, Research Division - VP and Senior Analyst

So I guess, it sounds pretty similar to expanding MOM Brands from the Southeastern U.S. So is — thinking about that kind of builds going forward, is this kind of similar, the reinvestment needs and kind of MOM as a template for the distribution expansion at Bob Evans?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Yes, but I would say the distribution opportunity at Bob is greater because you also have some category momentum.

John Joseph Baumgartner - Wells Fargo Securities, LLC, Research Division - VP and Senior Analyst

Great. And just to follow up on the away from home side where it sounds there could be some nice opportunities. Could you walk through the competitive dynamic there in potatoes on the foodservice side, specifically in terms of market share splits, new entrants, competitors? Just how you kind of think your encounter competition in that space as well.

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Well, it’s really the same competitive set. Reser’s is a big competitor. And then it’s a variety of smaller competitors beyond that, quite a few private companies in a fairly fragmented market. But Bob is certainly a leader in the category.

John Joseph Baumgartner - Wells Fargo Securities, LLC, Research Division - VP and Senior Analyst

And it’s fair to say that when you build in Bob Evans to your existing portfolio in foodservice, it sounds like you have the most multifaceted portfolio and best cross-selling opportunities of the entrants, competitors in that potato. Is that correct?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Well, I think, because of our egg business, we have the most muscular reach, and that gives us scale to do things across product categories. Potato being a natural since we’re already in it and sausage being a new product, but one that certainly sits well with our existing product mix. So I think, yes, that will be an attractive outcome of the transaction.

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

Operator

(Operator Instructions) And your next question comes from the line of Brett Hundley with The Vertical Group.

Brett Michael Hundley - The Vertical Trading Group, LLC, Research Division - Research Analyst

I actually had a very similar question relative to the last one. My question was on the foodservice competitive set as it relates to sausage. And one of the things we see out there was a lot of the companies that play in retail sausage is a real focus on the brand. And one of the first things that hit us when this — when we saw this transaction announced was, you have your egg relationships to leverage on the foodservice side. But is it also a real focus by competitors on the retail brands that allows you the potential to grow the sausage business and foodservice as well?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

So I just want to make sure I’m understanding your question. Are you asking about the growth of sausage in retail or in foodservice?

Brett Michael Hundley - The Vertical Trading Group, LLC, Research Division - Research Analyst

I’m sorry, in foodservice. It seems like you see a lot of potential there. And I’m curious if that’s relative to your egg market relationships you can leverage as well as, maybe, a focus by competitors elsewhere vis-à-vis retail brands.

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

I don’t think it’s so much a focus of competitors elsewhere. I think we have strong competitors focused on the category. I think it’s a function of: one, the scale we have; and two, the absence of conflicts that existed when Bob owned the restaurant business as well. So I think — and this was happening well before the acquisition. I think once Bob no longer was in the restaurant business, it kept — or eliminated the negative pushback about foodservice operators doing business with a competitor. And that created momentum within the Bob foodservice business, irrespective of a combination with us. And our scale will only build upon that momentum.

Brett Michael Hundley - The Vertical Trading Group, LLC, Research Division - Research Analyst

Okay. That’s very clear. And then, Rob, I mean, this is a limited form of meat processing, but it does introduce your company to some form of meat processing. Can you just address that risk profile as you look at it? And whether or not, you think that Post could continue to gravitate towards meat protein — excuse me, in anyway you’ve been talking about the perimeter today. Or do you think this is just something where you’ll manage this business that you’re acquiring and you really don’t want to get further afield in it?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

So let me answer that question carefully. In that, we never say never, because one of the things we like is I responded to Tim is options that acquisitions create. So if we see options in the future that emanate from the meat business, I don’t want to tell you we would ignore them. However, the emphasis on this transaction is to participate in the refrigerated side business less than the sausage business. We think the sausage business is a fine business to own. But we think the refrigerated side business is a really terrific category to participate and lead in. We think — we obviously recognize that adding the meat business will bring in some volatility. We think over different periods of pricing environments, it’s a fine margin business. But within our business, it’s $20 million of EBITDA out of $1 billion or $2 billion. So we think that the volatility it will create for us is not material.

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

Brett Michael Hundley - The Vertical Trading Group, LLC, Research Division - Research Analyst

Okay. And then, just one more for me. You guys have talked about digestion of two recent acquisitions that you’ll be making here. You talked about debt paydown or back to your 5x over 2 years. Should we effectively think of you guys as mostly out of the M&A market over the next 12 to 24 months as you’ve looked to pay down debt?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Well, I think you know us well enough to know that we respond to opportunities when they come. So if the great opportunity comes that we need to respond to, we will. But we have plenty in our plate to absorb what we have right now and are not actively seeking opportunities. So again, I never want to say that we’re out of the market, but our priority right now is to digest these 2 material acquisitions and consider what our next move is, not actively beating the bushes for new ones.

Operator

Your next question comes from Chris Growe with Stifel.

Christopher Robert Growe - Stifel, Nicolaus & Company, Incorporated, Research Division - MD and Analyst

I just wanted to kind of go back to a question that Andrew asked earlier about the top line growth rate. Just to understand, you’ve got a very strong 5-year growth rate for the business. Organically going forward, what sort of growth rate do you expect? I see sort of high single-digit sales growth expectations. Is that a reasonable estimate? And if I could just add to that, just to understand, I mean, ACV expansion would seem to help that here in the near term. That’s something Post can bring to Bob Evans. So I was just trying to get a sense of what to expect from this business.

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Yes. We are not necessarily trying out to repeat 14% CAGR, but we expect the category and Bob’s participation in it to continue to grow in the high-single digits.

Christopher Robert Growe - Stifel, Nicolaus & Company, Incorporated, Research Division - MD and Analyst

Okay. And then there’s a — this is, obviously, a faster growth brand. And you’ve had a mix of slow growth brands you’ve acquired and some faster growth brands. I just want to get a sense of your desire to add more faster growth bands, consumers brands at the retail level. Is there desire to add more to the portfolio?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Well, I think when you used — one of the phrases we used in our prepared comments was growth at a reasonable price. When you look at some of the categories that offer growth, there are several particularly around our Active Nutrition segment, but we don’t think that, that is growth that is reasonably priced. So while we would certainly like to add those brands or brands in that area to our portfolio, there is challenges in finding value. We think Bob provides long-term performance historical ability to evaluate their product life cycles and growth all of which we can price at a reasonable level. So we would certainly like to add quality growth opportunities like this one when we can. We’re not seeking growth at any price.

Operator

Our next question comes from the line of Ken Zaslow with Bank of Montreal.

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Just a couple of questions. In terms of integrating both Weetabix and Bob Evans, is there any sort of conflict in time or resource allocation to be able to do that in a smooth fashion? And how do you think about that?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

So when I answer no, our corporate people will groan. But the answer is that, because of our delegated business model, there’s no interaction between the people who are driving the integration of Weetabix North America and do Post consumer brands and the people who will handle the integration of the Michael components and the Bob components. Where there is some overlap is in the corporate functions around treasury management, legal, HR and tax. But this is what we’re good at. So I feel very confident in our ability to handle both of these projects at the same time.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

As you see now your whole portfolio, are there other changes to the portfolio that you would want to make, the cheese business or the private label or any other businesses or even within there, Bob Evans business, is there anything that you don’t want that you — that just gives you an opportunity to kind of holistically look at your entire portfolio and think about, maybe, where you would not want to be? Or is this — or the Post portfolio is where you wanted to be inclusive of Bob Evans?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Well, I think you know that the way we think is to always ask that question. And this acquisition, every acquisition is a prompter to reevaluate the entirety of the portfolio. So we undertake that exercise on a regular basis. We’re not in a position to comment in detail on that. But I think you should rest assure that it’s a question we consistently ask.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Okay. And then my last question is, is the foodservice opportunity an overlap of current customers where you’re going to get higher penetration? Or is there an opportunity because you’re introducing new customers on both sides? I didn’t understand that. Sorry.

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

A little bit of both.

Kenneth Bryan Zaslow - BMO Capital Markets Equity Research - MD of Food & Agribusiness Research and Food & Beverage Analyst

Can you give a little color to that? Like is — where would you see the opportunities on the customer side?

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

So they have some large national accounts that we don’t have. We have some large national accounts that they don’t have. And I think that, obviously, we’ll have greater share where we’re both competitive. But I think the real opportunity for cross-selling is the smaller account business where we potentially by virtue of our egg business have greater reach.

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SEPTEMBER 19, 2017 / 12:00PM, POST - Post Holdings Inc to Acquire Bob Evans Farms Inc Conference Call

Operator

We’ve reached our allotted time for questions and answers. I will now turn the call back to Rob Vitale.

Robert V. Vitale - Post Holdings, Inc. - CEO, President & Director

Thank you, everyone. We’re very excited about this. I do want to take just a moment to welcome all the new colleagues from Bob Evans when we close. We’re excited and we hope you are, too. We are eagerly awaiting the opportunity to work with you. So thank you, and we’ll talk soon.

Operator

This concludes today’s conference call. You may now disconnect.

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Additional Information and Where to Find It

In connection with the proposed merger, Bob Evans intends to file a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). BOB EVANS STOCKHOLDERS ARE URGED TO READ THE Preliminary PROXY STATEMENT and any other relevant documents, including any definitive proxy statement, filed with the SEC CAREFULLY and in their entirety WHEN they BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE they WILL CONTAIN IMPORTANT INFORMATION ABOUT THE proposed MERGER. The definitive proxy statement will be mailed to stockholders of Bob Evans. Investors and security holders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (when they become available) at the Bob Evans website, www.bobevansgrocery.com, under the heading “Investors.”

Participants in the Solicitation

Bob Evans, Post and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Bob Evans in connection with the proposed merger. Information regarding Post’s directors and executive officers is included in Post’s Annual Report on Form 10-K for the year ended September 30, 2016, filed with the SEC on November 18, 2016 and the proxy statement for Post’s 2017 Annual Meeting of Shareholders, filed with the SEC on December 8, 2016. Information regarding Bob Evans’ directors and executive officers is included in the Bob Evans Annual Report on Form 10-K for the fiscal year ended April 28, 2017, filed with the SEC on June 15, 2017 and the proxy statement for Bob Evans’ 2017 Annual Meeting of Stockholders, filed with the SEC on July 14, 2017. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.